Exhibit 99.1

Pyxis Oncology Successfully Completes Acquisition of Apexigen

August 23, 2023

Transaction adds a validated antibody-discovery platform, Phase 2 candidate and royalty stream

Company positioned as a leader in next-generation, end-to-end Antibody-Drug Conjugate ("ADC") creation with clinically and commercially validated platform capabilities

Cash runway maintained into 1H 2025, enabling the Company to evaluate early signs of potential clinical activity for PYX-201 and PYX-106

Guidance on development strategy, timelines and milestones for the newly acquired Phase 2 sotigalimab CD40 agonist to be shared in 4Q23

BOSTON, Aug. 23, 2023 (GLOBE NEWSWIRE) -- Pyxis Oncology, Inc. (Nasdaq: PYXS) (“Pyxis Oncology” or the “Company”), a clinical-stage company focused on developing next-generation therapeutics to target difficult-to-treat cancers, today announced the successful completion of its acquisition of Apexigen, Inc. (“Apexigen”), a clinical-stage biopharmaceutical company focused on discovering and developing innovative antibody therapeutics for oncology, in an all-stock transaction valued at approximately $10.7 million. The combined company is positioned at the forefront of ADC innovation with a platform that now includes four key components: novel humanized antibody generation capabilities, an expanded library of linkers with improved stability, site specific conjugation chemistries, and optimized payloads.

“Today is an exciting milestone for Pyxis Oncology as we expand our pipeline with the addition of sotigalimab (now PYX-107), a potentially first- and best-in-class CD40 agonist with demonstrated anti-cancer activity in patients who previously progressed on PD-(L)1 inhibitors and enhance our ADC capabilities,” said Lara S. Sullivan, M.D., President and Chief Executive Officer of Pyxis Oncology. “We are excited about the potential for the commercially and clinically validated APXiMAB platform to generate novel antibodies that can be optimized for targeted payload delivery. In combination with our clinically validated proprietary FACT platform licensed from Pfizer Inc., we believe Pyxis Oncology is now well positioned with an end-to-end system for designing and producing novel, next-generation ADC candidates with improved potency, stability and tolerability.”

The combined company’s executive leadership team will continue to be led by Lara S. Sullivan, M.D., as President and Chief Executive Officer, Pamela Connealy as Chief Financial Officer and Chief Operating Officer, and Jan Pinkas, Ph.D., as Chief Scientific Officer. Xiaodong Yang, M.D., Ph.D., founder and former Chief Executive Officer of Apexigen, is joining the combined company as Distinguished Research Fellow.

With the closing of this transaction, Jakob Dupont, M.D., Executive Partner at Sofinnova Investments, was appointed as an Independent Director to the Pyxis Oncology Board of Directors. Dr. Dupont previously served as a member of the Apexigen Board of Directors beginning in August 2020. His prior experience also includes roles as Global Head of Research and Development and Executive Vice President at Atara Biotherapeutics, as Chief Medical Officer at Gossamer Bio Inc., and as Vice President, Global Head Breast and Gynecologic Cancer Development at Genentech/Roche. Dr. Dupont holds an A.B. in Philosophy from Vassar College, an M.A. in Philosophy from New York University and an M.D. from Cornell University.

“I'm pleased to join the Pyxis Oncology Board of Directors,” said Jakob Dupont. “Pyxis Oncology is one of the few companies with clinically and commercially validated ADC platform capabilities, and I look forward to working with the team as we advance new treatment options for patients with cancer.”

Under the terms of the transaction, (i) each outstanding share of Apexigen common stock was converted into the right to receive 0.1725 (the “Exchange Ratio”) of a share of Pyxis Oncology common stock and (ii) any outstanding options to purchase shares of Apexigen common stock, Apexigen restricted stock units and warrants to purchase shares of Apexigen common stock were converted into options, restricted stock units or warrants, respectively, of Pyxis Oncology, based on the Exchange Ratio. This results in Pyxis Oncology shareholders owning approximately 90 percent and Apexigen shareholders owning approximately 10 percent of the combined company’s common stock, assuming no exercise or settlement of the converted options, restricted stock units or warrants. Pyxis Oncology issued approximately 4.3 million shares of common stock as a result of this transaction, and immediately post-acquisition, Pyxis Oncology is expected to have 43,872,248 shares of common stock outstanding.

Financial and Legal Advisors

Sidley Austin LLP served as legal advisor to Pyxis Oncology. Ladenburg Thalmann & Co. Inc. served as financial advisor and Wilson Sonsini Goodrich & Rosati, P.C. served as legal advisor to Apexigen.

For additional background on the acquisition, please read the announcement press release here.

About Pyxis Oncology, Inc.

Pyxis Oncology, Inc. is a clinical stage company focused on defeating difficult-to-treat cancers. The company is efficiently building next-generation therapeutics that hold the potential for mono and combination therapies. Pyxis Oncology’s therapeutic candidates are designed to directly kill tumor cells and to address the underlying pathologies created by cancer that enable its uncontrollable proliferation and immune evasion. Pyxis Oncology’s antibody-drug conjugates (ADCs) and immuno-oncology (IO) programs employ novel and emerging strategies to target a broad range of solid tumors resistant to current standards of care. To learn more, visit www.pyxisoncology.com or follow us on Twitter and LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements for the purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995 and other federal securities laws. These statements are often identified by the use of words such as “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “likely,” “may,” “might,” “objective,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “to be,” “will,” “would,” or the negative or plural of these words, or similar expressions or variations, although not all forward-looking statements contain these words. We cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur and actual results could differ materially from those expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those identified herein, and those discussed in the section titled “Risk Factors” set forth in Pyxis Oncology’s Annual Report on Form 10-K for the year ended December 31, 2022, Pyxis Oncology’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 and Pyxis Oncology’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2023, each of which is on file with the Securities and Exchange Commission. Among other things, there can be no guarantee that the combined company will realize the expected benefits of the business combination, if any, that the clinical stage assets will progress on anticipated timelines or at all, or that the combined company will be successful in progressing its pipeline through development and the regulatory approval process. These risks are not exhaustive. New risk factors emerge from time to time, and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date hereof and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely upon these statements. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements.

Pyxis Oncology Contact

Jennifer Davis Ruff

VP, Investor Relations

jdavisruff@pyxisoncology.com